                                                                     EXHIBIT 4-W

                                 FIRST AMENDMENT

                                     TO THE

               FIRST AMENDED AND RESTATED INTERCREDITOR AGREEMENT

      FIRST AMENDMENT (the "First Amendment") to the First Amended And Restated Intercreditor Agreement (the "Original Intercreditor Agreement") dated as of April 11, 2002, entered into among: Bank of America, N.A. ("Bank of America") in its capacity as Agent for various financial institutions under the Credit Agreement defined below (in such capacity, together with its successors and assigns in such capacity, the "Agent") and such various financial institutions named as Lenders under the Credit Agreement; The Prudential Insurance Company of America ("Prudential") and certain of its affiliates (together with their respective successors and assigns, individually each a "Shelf Noteholder" and collectively the "Shelf Noteholders") as holders of certain notes issued by TruServ Corporation (the "Company") under the Shelf Agreement defined below; the holders (together with their respective successors and assigns, individually each a "Senior Noteholder" and, collectively, the "Senior Noteholders") of certain notes issued by the Company under the Senior Note Agreements defined below; Wilmington Trust Company in both its individual capacity and as owner trustee, BMO Global Capital Solutions, Inc., Bank of Montreal each as Synthetic Lease Lenders under the Operative Documents defined below; and Bank of America as Collateral Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Original Intercreditor Agreement.

                                 R E C I T A L S

      A. Pursuant to a Second Amended and Restated Credit Agreement dated as of April 11, 2002 (as amended through the date hereof, the "Credit Agreement") among the Company, certain financial institutions party thereto (together with their respective successors and assigns, individually each a "Lender" and collectively the "Lenders") and the Agent, the Lenders have made available to the Company certain loans and other financial accommodations.

      B. Pursuant to (i) a Note Agreement dated as of April 13, 1992 (the "Cotter Note Agreement") and (ii) an Amended and Restated Private Shelf Agreement dated as of November 13, 1997 (collectively with the Cotter Note Agreement and each as amended and through the date hereof, the "Shelf Agreement") between the Company (previously known as Cotter & Company) and Prudential, the Company issued and sold certain notes (the "Shelf Notes") to the Shelf Noteholders.

      C. Pursuant to the Amended and Restated Note Agreements dated April 14, 2000 listed on Schedule I hereto (collectively, as amended through the date hereof, the "Senior Note Agreements"), the Company issued and sold certain notes (the "Senior Notes") to the Senior Noteholders.

      D. Bank of America (together with its successors and assigns in each one's capacity as a provider of cash management services, the "Cash Management Bank") has provided and may from time to time hereafter provide overdraft protection, Automated Clearing House services and other cash management services to the Company (any arrangement to provide such protection and/or services, a "Cash Management Arrangement").

      E. Pursuant to a Guaranty dated as of April 30, 1998 (the "Synthetic Lease Guaranty") issued in favor of TruServ 1998 Trust, Wilmington Trust Company, in its individual capacity and as Owner Trustee, BMO Global Capital Solutions, Inc., as Agent Certificate Holder, BMO Global Capital Solutions, Inc. and various other financial institutions, as Certificate Holders, Bank of Montreal, as Administrative Agent, and Bank of Montreal and various other financial institutions, as Lenders (all of the foregoing, together with their respective successors and assigns, individually each a "Synthetic Lease Lender" and, collectively, the "Synthetic Lease Lenders"), the Company has guaranteed all obligations of Mary Green, LLC under or in connection with the "Operative Documents" referred to in the Synthetic Lease Guaranty (as amended through the date hereof, the "Operative Documents");

      NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree that the Original Intercreditor Agreement is hereby amended as follows:

SECTION 1. Amendment. From and after the date this First Amendment becomes effective in accordance with its terms, the Intercreditor Agreement shall be respectively amended as follows:

      1.1 Section 1 Defined Terms and Interpretation of the Original Intercreditor Agreement is amended as follows:

      (a) Replacements. The definitions of "Collateral Document", "Credit Agreement Commitment", "Excess Cash Proceeds", "Final True Up Event", "Financing Agreements", Principal Benefited Obligations", and "Scheduled Sales" are replaced, respectively, in their entirety with the following:

            Collateral Document means each of the documents referred to on
      Schedule II and any other document or instrument pursuant to which any Debtor grants to the Collateral Agent or any Benefited Party a Lien on any property to secure any of the Benefited Obligations, and as each may be amended from time to time in accordance with its terms.

            Credit Agreement Commitment means, initially, the $200,000,000 Commitment under the Credit Agreement, and as reduced thereafter by the application of Interim Proceeds distributed to the Lenders, and as voluntarily reduced by the Company from time to time, and as reduced by the Company pursuant to Section 2.4.2(a) of the Credit Agreement.

            Excess Cash Proceeds means for any fiscal year, commencing with the fiscal year ended on or about December 31, 2002 (or for any other period for which "Excess Cash


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

      Flow" (as defined in the Financing Agreements) gives rise to a prepayment obligation under the Financing Agreements), an amount equal to "Excess Cash Flow" (to the extent required to be applied to such payments) with respect to such fiscal year (or such applicable period) as determined pursuant to the Financing Agreements.

            Final True Up Event means (a) the commencement of a Bankruptcy Proceeding with respect to the Company; (b) the repayment in full of all Principal Benefited Obligations of (i) the Lenders in conjunction with a termination or a reduction to zero of the Credit Agreement Commitment,
      (ii) the Shelf Noteholders, or (iii) the Senior Noteholders; (c) the refinancing of the Credit Agreement Obligations or the Senior Note Obligations or the Shelf Obligations; (d) the Credit Agreement Commitment is no longer available to the Company or has been terminated; or (e) the acceleration of the Credit Agreement Obligations, the Senior Note Obligations or the Shelf Obligations has occurred.

            Financing Agreements means the Credit Agreement, the Shelf Agreement, the Shelf Notes, the Senior Note Agreements, the Senior Notes, the Synthetic Lease Guaranty, this Agreement, the Subsidiary Guaranty and the Collateral Documents, as each may be amended, modified, restated or supplemented in conformity with the terms thereof and of each other Financing Agreement.

            Principal Benefited Obligations means, at any time, the obligations of the Company for: (i) the principal amount outstanding at such time under the Credit Agreement, the Senior Note Agreements and Senior Notes, the Shelf Agreement and Shelf Notes, the RDC Make-Whole Original Notes and
      (ii) the attributed principal amount of obligations owing under the Synthetic Lease Guaranty but not to exceed the Synthetic Maximum Shortfall at such time.

            Scheduled Sales means the sales of the Canadian subsidiary, the Indianapolis facility, the lumber business, the Hagerstown Excess, and the sales listed on Schedule III.

      (b) Revisions to Defined Terms. The definition of "Net Disposition Proceeds" is revised by adding the following as the final sentence thereto:

      Net Disposition Proceeds shall not include any proceeds received by the Company in respect of any sublease of, or assignment by the Company of its interest as lessee in properties sold pursuant to, the Scheduled RDC Sales to the extent that the related subleases or assignments, as the case may be, are on an arm's length basis, reasonable and normal commercial terms, and no less frequent than quarterly payment of rent.

      (c) Additional Defined Terms. The following new defined terms are added to
Section 1 in the appropriate alphabetical order therein:

            Make-Whole Notes means any and all notes issued by the Company from time to time to evidence the obligations of the Company to pay any Make-Whole Obligations owed to the Noteholders.


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

            Make-Whole RDC Obligations means all obligations of the Company to pay any principal of any Prudential RDC Make-Whole Original Note, any Senior RDC Make-Whole Original Note, and any interest thereon, respectively, at the rates set forth in such notes.

            Prudential RDC Make-Whole Original Notes means any and all notes (in the form of Exhibit C-1 attached hereto and made a part hereof) issued by the Company from time to time to evidence the obligations of the Company to pay the Make-Whole Original Amounts owed to the Shelf Noteholders in respect of Interim Proceeds from the Scheduled RDC Sales.

            RDC Make-Whole Original Notes means, collectively, the Prudential RDC Make-Whole Original Notes and the Senior RDC Make-Whole Original Notes.

            Scheduled RDC Sales means the sales of the seven regional distribution centers of the Company listed on Schedule V.

            Senior RDC Make-Whole Original Notes means any and all notes (in the form of Exhibit C-2 attached hereto and made a part hereof) issued by the Company from time to time to evidence the obligations of the Company to pay the Make-Whole Original Amounts owed to the Senior Noteholders in respect of Interim Proceeds from the Scheduled RDC Sales.

      1.2 Clause (g) of Section 3 Administration; Exercise of Remedies of the Original Intercreditor Agreement is amended by adding the following proviso at the end of subclause (x) therein immediately prior to the "and" at the end thereof:

      provided, further, the Collateral Agent may release its applicable Liens on the Collateral constituting the seven regional distribution centers listed on Schedule V hereto as the Scheduled RDC Sales upon receipt of the respective proceeds from the "Designated Sale-Leaseback Transactions" (as defined in the Credit Agreement) without providing advance written notice of its impending release to the Benefited Parties

      1.3 The sixth paragraph of Section 4 of the Original Intercreditor Agreement is amended by (a) adding a colon and an "(a)" between the words "arising from" and "a Scheduled Sale" therein; (b) adding a semi-colon and the word "and" in place of the period at the end of clause (y); and (c) immediately thereafter adding a new clause (b) as follows:

            (b) a Scheduled RDC Sale shall be treated as follows:

                  the Make-Whole Original Amount arising from such sale shall be evidenced by a RDC Make-Whole Original Note issued in the appropriate form for the applicable Noteholder and the Make-Whole RDC Obligations, including accrued and unpaid interest in respect thereof, shall be payable in accordance with the terms thereof and, in the event of a Final True-Up Event, the outstanding principal as a Principal Benefited Obligation under clause SECOND of Section 6


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

            and accrued and unpaid interest as a Benefited Obligation under clause FOURTH of Section 6. Consistent with the Financing Agreements, the payment herein by issuance of the RDC Make-Whole Original Notes shall represent the entire Make-Whole Amount due with respect to the Scheduled RDC Sales.

      1.4 The final two paragraphs of Section 4 of the Original Intercreditor Agreement are amended by replacing them, respectively, with the following:

            Each of the parties hereto acknowledge and agree that the foregoing shall not apply to the Make-Whole Amount arising in the event of a sale of the Paint Business or any sale other than, respectively, (i) a Scheduled Sale and (ii) a Scheduled RDC Sale. In the event that the Company proposes to sell the Paint Business, the parties hereto further agree to enter into discussions regarding the terms of payment of the Make-Whole Obligations in respect thereto.

            Each of the Primary Benefited Parties agree that payments made hereunder and in accordance herewith by the Company of Interim Proceeds to the Collateral Agent for distribution as set forth in this Agreement and payment of Make-Whole Obligations by the issuance of Make-Whole Notes as provided herein and in the Make-Whole Notes shall not constitute a default under their respective Financing Agreements.

      1.5 Schedules and Exhibits. Schedule I attached hereto replaces in its entirety the Schedule I attached to the Original Intercreditor Agreement.
Schedule II attached hereto is added as a new Schedule V to the Intercreditor Agreement. Exhibits A and B attached hereto are added as new Exhibits C-1 and C-2, respectively, to the Intercreditor Agreement.

SECTION 2. Effectiveness. This First Amendment shall become effective on the date when each of the parties hereto shall have received the following:

      (a) counterparts of this First Amendment executed by the Collateral Agent, the Company, the Agent (acting with the consent of the "Required Lenders" as defined in the Credit Agreement), the "Required Holders" as defined in the Shelf Agreement, the "Majority Holders" as defined in the Senior Note Agreements, and all Benefited Parties;

      (b) counterparts of the Second Amendment to the Security Agreement and the Confirmation (as attached to the First Amendment to the Credit Agreement), fully executed by the parties thereto; and

      (c) evidence that the amendments to the Financing Agreements have been fully executed.

SECTION 3. Reference to and Effect on Intercreditor Agreement. Upon the effectiveness of this First Amendment as set forth in Section 3 hereinabove, each reference to the Intercreditor Agreement in any Financing Agreement and in any other document, instrument or agreement shall mean and be a reference to such agreement as amended by this First Amendment. Except as specifically amended hereby, the Intercreditor Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects.


                                                        Page 5
                                                                to Intercreditor

SECTION 4. Waiver. Nothing contained herein shall be construed as a waiver of or a consent to any violation of the Financing Agreements or any Default of Event of Default under the Financing Agreements.

SECTION 5. Miscellaneous.

      (a) This First Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this First Amendment by signing any such counterpart. A facsimile of the signature of any party on any counterpart shall be as effective as the original signature of such party for purposes of the effectiveness of this First Amendment.

      (b) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS.

      (c) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS FIRST AMENDMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF ILLINOIS OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF ILLINOIS, AND BY ITS EXECUTION AND DELIVERY OF THIS FIRST AMENDMENT, EACH BENEFITED PARTY (I) CONSENTS TO THE JURISDICTION OF SUCH COURTS, (II) IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH COURTS IN RESPECT OF THIS FIRST AMENDMENT; (III) WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS; AND (IV) WAIVES RIGHT TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS FIRST AMENDMENT WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE.

      (d) In case any provision in or obligation under this First Amendment shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations in or under this First Amendment, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

      (e) The parties hereto agree that in the event of any conflict between any provisions in this First Amendment or the Intercreditor Agreement as amended by this First Amendment and any provision in any Financing Agreement, this First Amendment and the Intercreditor Agreement as amended by this First Amendment shall govern for so long as the Intercreditor Agreement is in full force and effect.


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                                                                to Intercreditor

      IN WITNESS WHEREOF, the undersigned have caused this First Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.


                              BANK OF AMERICA, N.A., as Collateral Agent

                              By: /s/ DAVID A JOHANSON
                                  ----------------------------------------------
                              Title: Vice President

                              231 South LaSalle Street, 8th floor
                              Chicago, Illinois 60697
                              Attention: David Johanson
                              Telephone: 312-828-7933
                              Facsimile: 312-974-9102


                              BANK OF AMERICA, N.A., as Agent

                              By: /s/ RONALD PRINCE
                                  ----------------------------------------------
                              Title: Senior Vice President

                              231 South LaSalle Street, 8th floor
                              Chicago, Illinois 60697
                              Attention: Ronald Prince
                              Telephone: 312-828-1500
                              Facsimile: 312-987-0234


                              BANK OF AMERICA, N.A., as a Lender

                              By: /s/ RONALD PRINCE
                                  ----------------------------------------------
                              Title: Senior Vice President

                              231 South LaSalle Street, 8th floor
                              Chicago, Illinois 60697
                              Attention: Ronald Prince
                              Telephone: 312-828-1500
                              Facsimile: 312-987-0234


       [Signature Page to First Amendment to the Intercreditor Agreement]

                              BANK OF MONTREAL, as Co-Agent and as a Lender

                              By: /s/ JACK J. KANE
                                  ----------------------------------------------
                              Title: Director


                              BANK ONE, NA (Main Office Chicago), as
                              Co-Agent and as a Lender

                              By: /s/ RICHARD BABCOCK
                                  ----------------------------------------------
                              Title: First Vice President


                              PNC BANK, NATIONAL ASSOCIATION, as
                              Co-Agent and as a Lender

                              By: /s/ GARY BEST
                                  ----------------------------------------------
                              Title: Vice President


                              WACHOVIA BANK, N.A., as Co-Agent and as a Lender

                              By: /s/ JAMES BARWIS
                                  ----------------------------------------------
                              Title: Director


                              THE NORTHERN TRUST COMPANY, as a
                              Lender

                              By: /s/ OLGA GEORGIEV
                                  ----------------------------------------------
                              Title: Vice President


              [Signature Page to First Amendment to the Intercreditor Agreement]

                              ABN AMRO BANK N.V., as a Lender

                              By: /s/ WILLIAM J. FITZGERALD
                                  ----------------------------------------------
                              Title: Senior Vice President

                              By: /s/ WILLIAM J. TERESKY, JR.
                                  ----------------------------------------------
                              Title: Group Vice President


                              NATIONAL CONSUMER COOPERATIVE BANK, as a Lender

                              By: /s/ MARK W. HILTZ
                                  ----------------------------------------------
                              Title: Managing Director


                              UMB BANK, N.A., as a Lender

                              By: /s/ TERRY DIERKS
                                  ----------------------------------------------
                              Title: Senior Vice President


                              BANK OF AMERICA, N.A., as Cash Management Bank

                              By: /s/ RONALD PRINCE
                                  ----------------------------------------------
                              Title: Senior Vice President

                              231 South LaSalle Street, 8th floor
                              Chicago, Illinois 60697
                              Attention: Ronald Prince
                              Telephone: 312-828-1500
                              Facsimile: 312-987-0234


              [Signature Page to First Amendment to the Intercreditor Agreement]

                              BANK OF MONTREAL, as a Synthetic Lease Lender

                              By: /s/ JACK J. KANE
                                  ----------------------------------------------
                              Title: Vice President

                              115 South LaSalle Street
                              Chicago, Illinois 60603
                              Attention: Jack Kane
                              Telephone: (312) 750-5900
                              Facsimile: (312) 750-6057


                              TRUSERV 1998 TRUST, as a Synthetic Lease Lender

                              By: Wilmington Trust Company, not in its
                                  individual capacity but solely as Owner
                                  Trustee

                              By: /s/ CHARLOTTE PAGLIA
                                  ----------------------------------------------
                              Title: Senior Financial Services Officer

                              c/o Wilmington Trust Company
                              1100 North Market Street
                              Wilmington, Delaware 19890-0001
                              Attention: Corporate Trust Administration
                              Telephone: (302) 651-1000
                              Facsimile: (302) 651-8882


                              WILMINGTON TRUST COMPANY, as a Synthetic
                              Lease Lender

                              By: /s/ CHARLOTTE  PAGLIA
                                  ----------------------------------------------
                              Title: Senior Financial Services Officer

                              1100 North Market Street
                              Wilmington, Delaware 19890-0001
                              Attention: Corporate Trust Administration
                              Telephone: (302) 651-1000
                              Facsimile: (302) 651-8882


              [Signature Page to First Amendment to the Intercreditor Agreement]

                              BMO GLOBAL CAPITAL SOLUTIONS, as a Synthetic
                              Lease Lender

                              By: /s/ MICHAEL P. JOYCE
                                  ----------------------------------------------
                              Title: President

                              115 South LaSalle Street
                              Chicago, Illinois 60603
                              Attention: Jack Kane
                              Telephone: (312) 750-5900
                              Facsimile: (312) 750-6057


                              THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, as a Shelf Noteholder

                              By: /s/ THOMAS E. LUTHER
                                  ----------------------------------------------
                              Title: Vice President

                              c/ Prudential Capital Group
                              Corporate and Project Workouts
                              7th Floor, Gateway Center 4
                              100 Mulberry Street
                              Newark, New Jersey 07102
                              Attention: Managing Director
                              Facsimile: (973) 802-2333


                              PRUCO LIFE INSURANCE COMPANY, as a Shelf
                              Noteholder

                              By: /s/ THOMAS E. LUTHER
                                  ----------------------------------------------
                              Title: Vice President

                              c/o Prudential Capital Group
                              Corporate and Project Workouts
                              7th Floor, Gateway Center 4
                              100 Mulberry Street
                              Newark, New Jersey 07102
                              Attention: Managing Director
                              Facsimile: (973) 802-2333


              [Signature Page to First Amendment to the Intercreditor Agreement]

                              U.S. PRIVATE PLACEMENT FUND, as a Shelf Noteholder

                              By: Prudential Private Placement Investors, L.P., Investment Advisor

                              By: Prudential Private Placement Investors, Inc., its General Partner

                              By: /s/ THOMAS E. LUTHER
                                  ----------------------------------------------
                              Title: Vice President

                              c/o Prudential Capital Group
                              Corporate and Project Workouts
                              7th Floor, Gateway Center 4
                              100 Mulberry Street
                              Newark, New Jersey 07102
                              Attention: Managing Director
                              Facsimile: (973) 802-2333


                              ALLSTATE LIFE INSURANCE COMPANY, as a
                              Senior Noteholder

                              By: /s/ ROBERT BODETT
                                  ----------------------------------------------
                              Title: Vice President

                              By: /s/ JERRY D. ZINKULA
                                  ----------------------------------------------
                              Title: Vice President

                              3075 Sanders Road, Suite G5D
                              Northbrook, IL 60062-7127
                              Attention: Allen Dick
                              Telephone: 847-402-4342
                              Facsimile: 847-402-3092


              [Signature Page to First Amendment to the Intercreditor Agreement]

                              ALLSTATE INSURANCE COMPANY, as a Senior Noteholder

                              By: /s/ ROBERT BODETT
                                  ----------------------------------------------
                              Title: Senior Portfolio Manager

                              By: /s/ RONALD MENDEL
                                  ----------------------------------------------
                              Title: Managing Director

                              3075 Sanders Road, Suite G5D
                              Northbrook, IL 60062-7127
                              Attention: Allen Dick
                              Telephone: 847-402-4342
                              Facsimile: 847-402-3092


                              THRIVENT FINANCIAL FOR LUTHERANS F/K/A AID
                              ASSOCIATION FOR LUTHERANS, as a Senior
                              Noteholder

                              By: /s/ GLEN VANIC
                                  ----------------------------------------------
                              Title: Portfolio Manager

                              625 Fourth Avenue South
                              Minneapolis, MN 55415-1624
                              Attention: Glen Vanic
                              Telephone: 612-340-4443
                              Facsimile: 612-340-5776


              [Signature Page to First Amendment to the Intercreditor Agreement]

                              KEYPORT LIFE INSURANCE COMPANY, as a Senior
                              Noteholder

                              By: Columbia Management Group, as Agent

                                    By: /s/ RICHARD A. HEGWOOD
                                        ----------------------------------------
                                    Title: Senior Vice President

                              c/o Columbia Management Group
                              1 South Wacker Drive
                              Chicago, IL 60606
                              Attention: Richard A. Hegwood
                              Telephone: 312-368-7700
                              Facsimile: 312-368-8100


                              NATIONWIDE LIFE INSURANCE COMPANY, as a
                              Senior Noteholder

                              By: /s/ WARD ARGUST
                                  ----------------------------------------------
                              Title: Vice President

                              One Nationwide Plaza
                              Columbus, OH 43215
                              Attention: Ward August
                              Telephone: 614-249-9212
                              Facsimile: 614-249-4157


                              FEDERATED MUTUAL INSURANCE COMPANY, as a Senior Noteholder

                              By: /s/ MARK HOOD
                                  ----------------------------------------------
                              Title: Vice President

                              121 East Park Square
                              Owatonna, Minnesota 55060
                              Attention: Mark Hood
                              Telephone: 507-455-8460
                              Facsimile: 507-444-6691


              [Signature Page to First Amendment to the Intercreditor Agreement]

                              FEDERATED LIFE INSURANCE COMPANY, as a
                              Senior Noteholder

                              By: /s/ MARK HOOD
                                  ----------------------------------------------
                              Title: Vice President

                              121 East Park Square
                              Owatonna, Minnesota 55060
                              Attention: Mark Hood
                              Telephone: 507-455-8460
                              Facsimile: 507-444-6691


                              MODERN WOODMEN OF AMERICA, as a Senior
                              Noteholder

                              By: /s/ NICK S. COIN
                                  ----------------------------------------------
                              Title: Treasurer and Investment Manager

                              1701 First Avenue
                              Rock Island, IL 61201
                              Attention: Doug Pannier
                              Telephone: 309-793-5567
                              Facsimile: 309-793-5574


                              AMERITAS LIFE INSURANCE CORP., as a Senior
                              Noteholder

                              By: Ameritas Investment Advisors, Inc., as Agent

                              By: /s/ ANDREW S. WHITE
                                  ----------------------------------------------
                              Title: Vice President

                              5900 "O" Street
                              Lincoln, NE 68510-2234
                              Attention: Andrew S. White
                              Telephone: 402-467-6957
                              Facsimile: 402-467-6970


              [Signature Page to First Amendment to the Intercreditor Agreement]

                              NATIONAL GUARDIAN LIFE INSURANCE
                              COMPANY, as a Senior Noteholder

                              By: /s/ R. A. MUCCI
                                  ----------------------------------------------
                              Title: Vice President and Treasurer

                              2 East Gilman Street
                              Madison, WI 53703
                              Attention: R.A. Mucci
                              Telephone: 608-257-5612 x5258
                              Facsimile: 608-257-4282


                              FOOTHILL PARTNERS IV, L.P., as a Senior Noteholder

                              By: /s/ R. MICHAEL BOHANNON
                                  ----------------------------------------------
                              Title: Managing Member

                              2450 Colorado Avenue
                              Suite 3000W
                              Santa Monica, CA 90404
                              Attention: Michael Bohannon
                              Telephone: 310-453-7380
                              Facsimile: 310-453-7470


                              EVEREST CAPITAL SENIOR DEBT FUND, as a Senior Noteholder

                              By: /s/ MALCOLM STOTT
                                  ----------------------------------------------
                              Title: Chief Financial Officer

                              By: /s/ SIMON ONABOWALE
                                  ----------------------------------------------
                              Title: Principal

                              The Bank of Butterfield Bldg., 6th flr
                              65 Front St,  PO Box HM 2458
                              Hamilton, HM JX Bermuda
                              Attention: Damian Resnik
                              Telephone: 441-292-2200
                              Facsimile: 441-292-0866


       [Signature Page to First Amendment to the Intercreditor Agreement]

                              ABRAMS CAPITAL, LLC, as a Senior Noteholder

                              By: /s/ DAVID ABRAMS
                                  ----------------------------------------------
                              Title: Managing Member

                              222 Berkeley Street
                              Boston, MA 02116
                              Attention: David Abrams
                              Telephone: 617-646-6100
                              Facsimile: 617-646-6150

                              CANYON VALUE REALIZATION FUND, L.P., as a Senior Noteholder

                              By: Canpartners Investment III, L.P.,
                              as General Partner

                              By: Canyon Capital Advisors, LLC,
                              as General Partner

                              By: /s/ R. C. B. EVENSEN
                                  ----------------------------------------------
                              Title: Managing Partner

                              9665 Wilshire Boulevard
                              Suite 200
                              Beverly Hills, CA 90212
                              Attention: Dominique Mielle
                              Telephone: 310-858-4227
                              Facsimile: 310-247-2701


                              CANYON VALUE REALIZATION FUND (CAYMAN), LTD., as a Senior Noteholder

                              By: /s/ R. C. B. EVENSEN
                                  ----------------------------------------------
                              Title: Managing Director

                              9665 Wilshire Boulevard
                              Suite 200
                              Beverly Hills, CA 90212
                              Attention: Dominique Mielle
                              Telephone: 310-858-4227
                              Facsimile: 310-247-2701


              [Signature Page to First Amendment to the Intercreditor Agreement]

                              CANYON VALUE REALIZATION MAC-18, LTD.
                              as a Senior Noteholder

                              By: Canyon Capital Advisors, LLC,
                              as Investment Advisor

                              By: /s/ R. C. B. EVENSEN
                                  ----------------------------------------------
                              Title: Authorized Signatory

                              9665 Wilshire Boulevard
                              Suite 200
                              Beverly Hills, CA 90212
                              Attention: Dominique Mielle
                              Telephone: 310-858-4227
                              Facsimile: 310-247-2701


                              RICHARD COPPERSMITH, as a Senior Noteholder

                              By: /s/ RICHARD COPPERSMITH
                                  ----------------------------------------------

                              25 Great Hill Farms Road
                              Bedford, New York, 10506
                              Telephone: 914-764-1854
                              Facsimile: 914-764-1605


                              RAVICH REVOCABLE TRUST OF 1989,
                              as a Senior Noteholder

                              By: /s/ JESS RAVICH
                                  ----------------------------------------------
                              Title: Trustee

                              11766 Wilshire Blvd, Suite 870
                              Los Angeles, CA 90025
                              Attention: Jess M. Ravich
                              Telephone: 310-312-5600
                              Facsimile: 310-230-8201


              [Signature Page to First Amendment to the Intercreditor Agreement]

                              JEFFREY D. BENJAMIN, as a Senior Noteholder


                              By:/s/ JEFFREY D. BENJAMIN
                                  ----------------------------------------------

                              Jeffrey D. Benjamin
                              c/o Apollo Management
                              1301 Avenue of the Americas
                              New York, NY 10019
                              Telephone: 212-515-3366
                              Facsimile: 212-515-3284


              [Signature Page to First Amendment to the Intercreditor Agreement]

                              TRUSERV CORPORATION

                              By: /s/ DAVID SHADDUCK
                                  ----------------------------------------
                              Name: David Shadduck
                              Title: Senior Vice President & Chief Financial
                                     Officer


                              GENERAL PAINT & MANUFACTURING COMPANY

                              By: /s/ ROBERT OSTROV
                                  ----------------------------------------------
                              Name: Robert Ostrov
                              Title: Vice President


                              TRUSERV ACCEPTANCE COMPANY

                              By: /s/ DAVID SHADDUCK
                                  ----------------------------------------------
                              Name: David Shadduck
                              Title: Vice President


                              TRUSERV LOGISTICS COMPANY

                              By: /s/ MICHAEL D. ROSEN
                                  ----------------------------------------------
                              Name: Michael D. Rosen
                              Title: President


                              MARYGREEN, LLC

                              By: /s/ MICHAEL D. ROSEN
                                  ----------------------------------------------
                              Name: Michael D. Rosen
                              Title: President


                              TRUE VALUE.COM CORPORATION

                              By: /s/ ROBERT OSTROV
                                  ----------------------------------------------
                              Name: Robert Ostrov
                              Title: Vice President


                              ADVOCATE SERVICES, INC.

                              By: /s/ BARBARA L. WAGNER
                                  ----------------------------------------------
                              Name: Barbara L. Wagner
                              Title: Vice President



                              SERVISTAR PAINT COMPANY

                              By: /s/ BARBARA L. WAGNER
                                  ----------------------------------------------
                              Name: Barbara L. Wagner
                              Title: Vice President


       [Signature Page to First Amendment to the Intercreditor Agreement]

                                   SCHEDULE I

                             SENIOR NOTE AGREEMENTS

The several Amended and Restated Note Purchase Agreements dated April 14, 2000 between the Company and each of the parties named below:

         Abrams Capital, LLC

         Allstate Insurance Company

         Allstate Life Insurance Company

         Ameritas Life Insurance Corp.

         Canyon Value Realization Fund (Cayman), Ltd.

         Canyon Value Realization Fund, L.P.

         Canyon Value Realization MAC-18, Ltd.

         Everest Capital Senior Debt Fund, LP

         Federated Life Insurance Company

         Federated Mutual Insurance Company

         Foothill Partners IV, L.P.

         Jeffrey D. Benjamin

         Keyport Life Insurance Company

         Modern Woodmen of America

         National Guardian Life Insurance Co.

         Nationwide Life Insurance Company

         Ravich Revocable Trust of 1989

         Richard M. Coppersmith

         Thrivent Financial for Lutherans f/k/a Aid Association for Lutherans

                                   SCHEDULE II

                               SCHEDULED RDC SALES

   PROPERTY                                  TYPE                              ADDRESS
   --------                                  ----                              -------
Allentown                             Distribution Center                 7058 Snowdrift Rd
                                                                          Fogelsville, PA 18087

Atlanta                               Distribution Center                 7600 Jonesboro Rd
                                                                          Jonesboro, GA 30236

Corsicana                             Distribution Center                 2601 East State Highway 31
                                                                          Corsicana, TX 75153

Kansas City                           Distribution Center                 14900 US Highway 71
                                                                          Kansas City, MO 64147

Kingman                               Distribution Center                 4005 Mohave Airport Dr
                                                                          Kingman, AZ 86401

Springfield                           Distribution Center                 2150 Olympic Ave
                                                                          Springfield, OR 97477

Woodland                              Distribution Center                 215 N. Pioneer Ave
                                                                          Woodland, CA 95776

                                                                       EXHIBIT A

                [FORM OF PRUDENTIAL RDC MAKE-WHOLE ORIGINAL NOTE]

     THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SALE OR TRANSFER OF THIS NOTE IS SUBJECT TO CERTAIN RESTRICTIONS CONTAINED IN PARAGRAPH 9G OF THE [AMENDED AND RESTATED PRIVATE SHELF AGREEMENT DATED
      AS OF NOVEMBER 13, 1997] [NOTE AGREEMENT DATED AS OF APRIL 13, 1992]
       BETWEEN TRUSERV CORPORATION AND THE PRUDENTIAL INSURANCE COMPANY OF
                                    AMERICA.

                               TRUSERV CORPORATION

                     PRUDENTIAL RDC MAKE-WHOLE ORIGINAL NOTE

NOTE NO. ________

MAKE-WHOLE ORIGINAL PRINCIPAL AMOUNT: $_________

ISSUE DATE: December ____, 2002

INTEREST RATE: The Interest Rate for any day, shall be a per annum rate equal to
      (x) the rate of interest in effect for such day as publicly announced from time to time by Bank of America, N.A. as its "prime rate" plus (y) 5%.

[INTEREST PAYMENT DATES: last Business Day of each calendar quarter]

FINAL MATURITY DATE: [01/10/03] [6/30/03]

      FOR VALUE RECEIVED, the undersigned, TruServ Corporation (herein called the "Company" and formerly known as Cotter & Company), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to _____________________ ____________________________________, or registered assigns, the principal sum of _______________________ DOLLARS in cash on the Final Maturity Date specified above with interest (computed on the basis of a 360-day year--30-day month) (a) on the unpaid balance thereof at the Interest Rate per annum specified above, payable in cash [on each Interest Payment Date specified above and] on the Final Maturity Date specified above, [commencing with the Interest Payment Date next succeeding the date hereof, until the principal hereof shall have become due and payable], and (b) on any overdue payment (including any overdue prepayment) of principal, and any overdue payment of interest, [payable on each Interest Payment Date as aforesaid (or, at the option of the registered holder hereof, on demand)], at a rate per annum from time to time equal to 2% over the Interest Rate specified above.

      Payments of principal and interest are to be made at the main office of Bank of New York in New York City or at such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.

      This Note is issued in connection with a series of Senior Notes (herein called the "Senior Notes") issued pursuant to [an Amended and Restated Private Shelf Agreement, dated as of November 13, 1997] [Note Agreement dated as of April 13, 1992] (as amended, the "Shelf

Agreement"), between the Company, on the one hand, and The Prudential Insurance Company of America and each Prudential Affiliate (as defined in the Shelf Agreement) which becomes party thereto, on the other hand, and is entitled to the benefits thereof. The principal of this Note has been calculated in accordance with the formula for the Make-Whole Original Amount under the Intercreditor Agreement and represents the Yield Maintenance Amount due in respect of the [TruServ Series] [Cotter & Company] Note due [07/01/12] [11/13/07] [11/13/02] [04/01/07] issued on _________ payable to ____________ in the original principal amount of $_________, arising from the required prepayment of proceeds from the Scheduled RDC Asset Sales. This Note is a Prudential RDC Make-Whole Original Note as described in the Intercreditor Agreement and is entitled to all the benefits of such set forth therein, including all benefits in respect of Make-Whole Notes and Make-Whole Obligations.

      This Note is a registered Note and, as provided in the Shelf Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for the then outstanding principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

      This Note is entitled to all the benefits of a Benefited Party (as defined in the Intercreditor Agreement) under the Guaranty and the Collateral Documents.

      In case an Event of Default shall occur and be continuing, the principal of this Note and all accrued interest thereon may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement. Notwithstanding anything contained elsewhere herein or in the Shelf Agreement, this Note is due and payable in full in cash upon the earlier of (x) the occurrence of a "Final True Up Event" as defined in the Intercreditor Agreement and (y) the Final Maturity Date stated above.

      Capitalized terms used and not otherwise defined herein shall have the meanings (if any) provided in the Shelf Agreement.

      This Note is intended to be performed in the State of Illinois and shall be construed and enforced in accordance with the internal laws and decisions (as opposed to the conflicts of law provisions) of such State.

                                           TRUSERV CORPORATION


                                           By: _________________________________
                                           Title: ______________________________


                                   Exhibit A

                                                                       EXHIBIT B

                  [FORM OF SENIOR RDC MAKE-WHOLE ORIGINAL NOTE]

     THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SALE OR TRANSFER OF THIS NOTE IS SUBJECT TO CERTAIN RESTRICTIONS CONTAINED
    IN PARAGRAPH 9A OF THE AMENDED AND RESTATED NOTE PURCHASE AGREEMENT DATED
     AS OF APRIL 14, 2000 BETWEEN TRUSERV CORPORATION AND THE PURCHASERS SET
           FORTH ON SCHEDULE 1 THERETO, AS AMENDED FROM TIME TO TIME.

                               TRUSERV CORPORATION

                       SENIOR RDC MAKE-WHOLE ORIGINAL NOTE

PPN: _______

NOTE NO. ________

MAKE-WHOLE ORIGINAL PRINCIPAL AMOUNT: $_________

ISSUE DATE: December ____, 2002

INTEREST RATE: The Interest Rate for any day, shall be a per annum rate equal to
      (x) the rate of interest in effect for such day as publicly announced from time to time by Bank of America, N.A. as its "prime rate" plus (y) 5%.

[INTEREST PAYMENT DATES: last Business Day of each calendar quarter]

FINAL MATURITY DATE: [01/10/03] [6/30/03]

      FOR VALUE RECEIVED, the undersigned, TruServ Corporation (herein called the "Company" and formerly known as Cotter & Company), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to ____________________________________, or registered assigns, the principal sum of _______________________ DOLLARS in cash on the Final Maturity Date specified above with interest (computed on the basis of a 360-day year--30-day month) (a) on the unpaid balance thereof at the Interest Rate per annum specified above, payable in cash [on each Interest Payment Date specified above] and on the Final Maturity Date specified above, [commencing with the Interest Payment Date next succeeding the date hereof, until the principal hereof shall have become due and payable,] and (b) on any overdue payment (including any overdue prepayment) of principal, and any overdue payment of interest, [payable on each Interest Payment Date as aforesaid (or, at the option of the registered holder hereof, on demand)], at a rate per annum from time to time equal to 2% over the Interest Rate specified above.

      Payments of principal and interest are to be made at the main office of UMB, N.A. in Kansas City, Missouri or at such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.

      This Note is issued in connection with a series of Senior Secured Notes due 2008 issued pursuant to the Amended and Restated Note Purchase Agreements, dated as of April 14, 2000 (as amended and collectively, the "Note Agreement"), between the Company, on the one hand, and the Purchasers set forth on Schedule 1 thereto, as amended from time to time, on the other hand, and is entitled to the benefits thereof and shall be treated as a "Note" thereunder.

      The principal of this Note has been calculated in accordance with the formula for the Make-Whole Original Amount under the Intercreditor Agreement due in respect of the Senior Secured Note due 2008, arising from the required prepayment of proceeds from the Scheduled RDC Asset Sales. This Note is a Senior RDC Make-Whole Original Note as described in the Intercreditor Agreement and is entitled to all the benefits of such set forth therein, including all benefits in respect of Make-Whole Notes and Make-Whole Obligations.

      This Note is a registered Note and, as provided in the Note Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for the then outstanding principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

      This Note is entitled to all the benefits of a Benefited Party (as defined in the Intercreditor Agreement) under the Guaranty and the Collateral Documents.

      In case an Event of Default shall occur and be continuing, the principal of this Note and all accrued interest thereon may be declared or otherwise become due and payable in the manner and with the effect provided in the Note Agreement. Notwithstanding anything contained elsewhere herein or in the Note Agreement, this Note is due and payable in full in cash upon the earlier of (x) the occurrence of a "Final True Up Event" as defined in the Intercreditor Agreement and (y) the Final Maturity Date stated above.

      Capitalized terms used and not otherwise defined herein shall have the meanings (if any) provided in the Note Agreement.

      This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York, excluding choice-of-law principles of the law in such State that would require the application of the laws of a jurisdiction other than such State.

                                           TRUSERV CORPORATION


                                           By: _________________________________
                                           Title: ______________________________